SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 12, 2002

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1345 Avenue of the Americas, New York, New York		10105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		212-969-1000

Item 1.             Changes in Control of Registrant.

Not applicable.

Item 2.             Acquisition or Disposition of Assets.

Not applicable.

Item 3.             Bankruptcy or Receivership.

Not applicable.

Item 4.             Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 5.             Other Events and Regulation FD Disclosure.

On September 12, 2002, a complaint entitled Lawrence E. Jaffe Pension Plan, Lawrence E. Jaffe Trustee U/A 1198 v. Alliance Capital Management L.P., Alfred Harrison and Alliance Premier Growth Fund, Inc. (“Jaffe Complaint”) was filed in federal district court in the Southern District of New York against Alliance Capital Management L.P. (the “Partnership”), Alfred Harrison and Alliance Premier Growth Fund, Inc. (the “Fund”) alleging violation of the Investment Company Act of 1940, as amended (the “ICA”).  The Jaffe Complaint alleges that the defendants breached their fiduciary duties of loyalty, care and good faith to the Fund by causing the Fund to invest in the securities of Enron Corporation (“Enron”) and that the agreements between the Fund and the Partnership violated the ICA because all of the directors of the Fund should be deemed interested under the ICA.  Plaintiff seeks damages equal to the Fund’s losses as a result of the Fund’s investment in shares of Enron and a recovery of all fees paid to the Partnership beginning November 1, 2000.  The Partnership and Harrison believe that plaintiff’s allegations in the Jaffe Complaint are without merit and intend to vigorously defend against these allegations.  At the present time, management of the Partnership is unable to estimate the impact, if any, that the outcome of this action may have on the Partnership’s results of operations or financial condition.

Item 6.             Resignations of Registrant’s Directors.

Not applicable.

Item 7.             Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired

None.

(b)                                 Pro Forma Financial Information

None.

(c)                                  Exhibits

None.

Item 8.             Change in Fiscal Year.

Not applicable.

Item 9.             Regulation FD Disclosure.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

Dated: September 18, 2002	By:	Alliance Capital Management
Corporation, General Partner

	By:	/s/ David R. Brewer, Jr.
David R. Brewer, Jr.
Senior Vice President and
General Counsel